                                                                    Exhibit 4.20

                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 14, 2002 among the guarantors listed on the signature pages attached hereto (each, a "New Guarantor"), each a direct or indirect subsidiary of Jacobs Entertainment, Inc., a Delaware corporation (formerly known as Gameco, Inc.)(the "Company"), and Wells Fargo Bank Minnesota, National Association, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as amended from time to time, the "Indenture"), dated as of February 8, 2002, providing for the issuance of its 11 7/8% Senior Secured Notes due 2009;

     WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required or permitted to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

     1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all other Guarantors, to Guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, each New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

     3. Non-Guarantor Restricted Subsidiaries. The definition of Non-Guarantor Restricted Subsidiary in Section 1.1 of the Indenture, is deleted in its entirety and amended to read as follows:

         "Non-Guarantor Restricted Subsidiary" means any Restricted Subsidiary to the extent not required to be a Guarantor under the Indenture.

     4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of any Note heretofore or hereafter authenticated and delivered shall be bound hereby.

     5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES.

     6. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

     7. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

     8. Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                    [Remainder of page intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

                                       NEW GUARANTORS:

                                       COLONIAL HOLDINGS, INC.


                                       By: /s/ Ian M. Stewart
                                           -------------------------------------
                                       Name:  Ian M. Stewart
                                       Title: President


                                       COLONIAL DOWNS, LP

                                       By: STANSLEY RACING CORP., ITS GENERAL
                                             PARTNER


                                       By: /s/ Ian M. Stewart
                                           -------------------------------------
                                       Name:  Ian M. Stewart
                                       Title: President


                                       STANSLEY RACING CORP.


                                       By: /s/ Ian M. Stewart
                                           -------------------------------------
                                       Name:  Ian M. Stewart
                                       Title: President


                                       THE TRUSTEE:

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION


                                       By: /s/ Robert L. Reynolds
                                           -------------------------------------
                                       Name:  Robert L. Reynolds
                                       Title: Vice President

                                       THE COMPANY:

                                       JACOBS ENTERTAINMENT, INC.


                                       By: /s/ Jeffrey P. Jacobs
                                          --------------------------------------
                                       Name: Jeffrey P. Jacobs
                                       Title: Chief Executive Officer, President
                                              Secretary and Treasurer



                                       BLACK HAWK GAMING & DEVELOPMENT
                                       COMPANY, INC.


                                       By: /s/ Jeffrey P. Jacobs
                                          --------------------------------------
                                       Name: Jeffrey P. Jacobs
                                       Title: Chief Executive Officer and
                                              Director



                                       GOLD DUST WEST CASINO, INC.


                                       By: /s/ Jeffrey P. Jacobs
                                          --------------------------------------
                                       Name: Jeffrey P. Jacobs
                                       Title: Chairman of the Board, and
                                              President

                                    BLACK HAWK/JACOBS ENTERTAINMENT, LLC
                                    By: Black Hawk Gaming & Development Company,
                                        Inc., its Manager

                                        /s/ Jeffrey P. Jacobs
                                        ---------------------------------------
                                        Jeffrey P. Jacobs
                                        Chief Executive Officer

                                    GILPIN HOTEL VENTURE
                                    By: Gilpin Ventures, Inc., its Partner

                                    By: /s/ Stephen R. Roark
                                        ---------------------------------------
                                    Name: Stephen R. Roark
                                    Title: President

                                    By: Black Hawk Gaming & Development Company,
                                        Inc., its Partner

                                    By: /s/ Stephen R. Roark
                                        ---------------------------------------
                                    Name: Stephen R. Roark
                                    Title: President

                                    GILPIN VENTURES, INC.

                                    By: /s/ Stephen R. Roark
                                        ---------------------------------------
                                    Name: Stephen R. Roark
                                    Title: President and Director

                                    JALOU II INC.

                                    By: /s/ Ian M. Stewart
                                        ---------------------------------------
                                    Name: Ian M. Stewart
                                    Title: President and Director

                                    WINNER'S CHOICE CASINO, INC.

                                    By: /s/ Ian M. Stewart
                                        ---------------------------------------
                                    Name: Ian M. Stewart
                                    Title: President and Director

                                       DIVERSIFIED OPPORTUNITIES GROUP LTD.
                                        By: Jacobs Entertainment, Inc., its
                                        Manager


                                       By: /s/ Jeffrey P. Jacobs
                                          --------------------------------------
                                       Name: Jeffrey P. Jacobs
                                       Title: President



                                       JALOU L.L.C.


                                       By: /s/ Ian M. Stewart
                                          --------------------------------------
                                       Name: Ian M. Stewart
                                       Title: President and Manager



                                       HOUMA TRUCK PLAZA & CASINO, L.L.C.


                                       By: /s/ Ian M. Stewart
                                          --------------------------------------
                                       Name: Ian M. Stewart
                                       Title: President and Manager



                                       JALOU-CASH'S L.L.C.


                                       By: /s/ Ian M. Stewart
                                          --------------------------------------
                                       Name: Ian M. Stewart
                                       Title: President and Manager



                                       JACE, INC.


                                       By: /s/ Ian M. Stewart
                                          --------------------------------------
                                       Name: Ian M. Stewart
                                       Title: President and Director

                                    LUCKY MAGNOLIA TRUCK STOP AND CASINO, L.L.C.


                                    By: /s/ Ian M. Stewart
                                        ----------------------------------------
                                    Name:  Ian M. Stewart
                                    Title: President and Manager



                                    BAYOU VISTA TRUCK PLAZA AND CASINO, L.L.C.


                                    By: /s/ Ian M. Stewart
                                        ----------------------------------------
                                    Name:  Ian M. Stewart
                                    Title: President and Manager



                                    RACELAND TRUCK PLAZA AND CASINO, L.L.C.


                                    By: /s/ Ian M. Stewart
                                        ----------------------------------------
                                    Name:  Ian M. Stewart
                                    Title: President and Manager


                                       7